Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2019, relating to the consolidated financial statements of Torrance Valley Pipeline Company LLC appearing in the Annual Report on Form 10-K of PBF Logistics LP for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
July 31, 2019